UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2016

Press Ganey Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37398	20-0259496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 500, Wakefield, MA	01880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 295-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On August 9, 2016, Press Ganey Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with Emerald TopCo, Inc., a Delaware corporation (“Parent”), and Emerald BidCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are subsidiaries of investment funds advised by EQT Partners Inc., a Swedish-based private equity firm (“EQT”).

Pursuant to the Merger Agreement, at the effective time of the Merger, and as a result of the Merger:

•                  each outstanding share of Company common stock (other than shares held by any person who properly asserts dissenters’ rights under Delaware law, treasury shares or shares held by any subsidiary of the Company or Parent) will be converted into the right to receive an amount in cash equal to $40.50 per share (the “Merger Consideration”);

•                  each then-outstanding option to purchase Company common stock (whether vested or unvested) (each a “Company Option”) granted under the Company’s 2015 Incentive Award Plan (the “Equity Plan”) will vest in full and be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company common stock subject to the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Option, less taxes required to be withheld with respect to such payment under applicable law; provided that any Company Option with a per-share exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration; and

•                  each share of Company common stock granted under the Equity Plan as restricted stock (each, a “Company Restricted Share”) that is outstanding and unvested immediately prior to the effective time of the Merger will (i) if subject solely to time-based vesting conditions, vest and entitle the holder of such Company Restricted Share to receive the Merger Consideration with respect to such share, and (ii) if subject to performance-based vesting conditions (a “Company Performance Award”) vest as to the Target Number Restricted Shares (within the meaning of the agreement governing the applicable Company Performance Award), and entitle the holder thereof to receive, in respect of each vested share subject to the Company Performance Award, the Merger Consideration.

A portion of the aggregate Merger Consideration payable to the Vestar Entities (defined below) with respect to their shares will not be paid at closing and will instead be paid out over time, without interest, in accordance with the Merger Agreement.

The board of directors of the Company has unanimously approved, and declared to be in the best interest of the Company and its stockholders, the Merger Agreement and the transactions contemplated thereby, including the Merger.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close in the fourth quarter of 2016.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary SEC review process. Consummation of the Merger is not subject to a financing condition, but is subject to customary closing conditions, including (i) approval of the Company’s stockholders, (ii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) absence of any order or injunction prohibiting the consummation of the Merger and (iv) subject to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its businesses in the ordinary course between the execution and delivery of the Merger Agreement, not to engage in certain kinds of transactions during such period (including the payment of dividends), to convene and hold a meeting of its stockholders to consider and vote upon the Merger Agreement and the Merger, to cooperate with Parent in connection with obtaining financing for the transaction, to obtain regulatory consents, and, subject to certain customary exceptions, for its board of directors to recommend that its stockholders approve and adopt the Merger Agreement.  The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant to use reasonable best efforts to obtain the financing described below.  The Merger Agreement contains a 40-day “go shop” provision that allows the Company to initiate, solicit, encourage, and engage in discussions or negotiations with respect to Acquisition Proposals (as defined in the Merger Agreement).  At the end of the go shop period, the Company will cease such activities, and is subject to a customary “no shop” provision that restricts the Company’s ability to solicit Acquisition Proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding Acquisition Proposals after the go shop period, subject to certain exceptions concerning third parties who initially submitted an acquisition proposal during the “go shop” period. The “no shop” provision also allows the Company, under certain circumstances and in compliance with certain obligations, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited Acquisition Proposal that would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

Parent and Merger Sub have obtained committed financing, consisting of a combination of equity to be provided by investment funds affiliated with EQT and debt to be provided by Credit Suisse AG, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the aggregate proceeds of which, together with cash on hand at the Company, will be sufficient for Parent to pay all closing payments and related fees and expenses.

The Merger Agreement contains certain termination rights for both the Company and Parent. If the Merger Agreement is terminated in connection with the Company entering into an alternative acquisition agreement in respect of a Superior Proposal during the “go shop” period or otherwise made by an Exempted Person (i.e. a person that submitted an Acquisition Proposal prior to the end of the go-shop that could reasonably be expected to lead to a Superior Proposal), the termination fee payable by the Company to Parent will be $28,000,000.  Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal other than described in the preceding sentence, the Board changing its recommendation or a willful breach of the “no-shop” restrictions by the Company or its subsidiaries, the Company will be required to pay Parent a termination fee of $84,500,000.  A termination fee in the amount of $124,000,000 will become payable by Parent in the event it fails to consummate the Merger after certain conditions are met, if Parent breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met and fails to cure such breach or if either party terminates because the Merger has not been consummated by the Outside Date (described below), and at the time of such termination, the Company was otherwise entitled to terminate the Agreement for either of the foregoing reasons.  Investment funds affiliated with EQT have provided Parent with committed equity sufficient to fund the payment of the termination fee in the event it becomes payable by Parent.  The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement, provided that the Company may only cause Parent to close the transaction if certain conditions are satisfied, including the funding or availability of the debt financing.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by February 9, 2017 (the “Outside Date”).

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Investors and stockholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

If the Merger is consummated, the Company’s common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

Voting Agreement

Concurrent with and as a condition to Parent entering into the Merger Agreement, Vestar Capital Partners V, L.P., Vestar Capital Partners V-A, L.P., Vestar Capital Partners V-B, L.P., Vestar Executives V, L.P., Vestar Co-Invest V, L.P., and Vestar Investors V, L.P. (collectively, the “Vestar Entities,” each a “Vestar Entity”), each entered into a voting agreement with Parent (the “Voting Agreement”), with respect to all shares of Company common stock beneficially owned by each Vestar Entity, as set forth in the Voting Agreement (collectively, the “Voting Agreement Shares”).

The Vestar Entities beneficially own approximately 54% of the outstanding shares of Company common stock and have agreed to take the following actions, among others, during the term of the Voting Agreement: (1) vote all Voting Agreement Shares in favor of the Merger and in favor of any transactions related to the Merger; (2) vote the Voting Agreement Shares against any Acquisition Proposal and (3) vote against any other actions that would impede or prevent the Merger or result in the Company breaching any of its obligations or representations in the Merger Agreement. The Voting Agreement will terminate upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the consummation of the transactions contemplated by the Merger Agreement, (iii) any change to the terms of the Merger Agreement that reduces the amount or value of, or changes the type of, consideration payable to the Vestar Entities and (iv) mutual agreement between the Parent and the Vestar Entities. In the event the Company’s board of directors changes its recommendation to the Company’s stockholders regarding adoption of the Merger Agreement with respect to an Intervening Event

(as defined in the Merger Agreement), the Vestar Entities agree to vote the Voting Agreement Shares in a manner that is proportionate to the manner in which all other shares of Company common stock are voted.

A copy of the Voting Agreement entered into by the Vestar Entities is attached hereto as Exhibit A to the Merger Agreement (attached hereto as Exhibit 2.1) and is incorporated herein by reference. The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement.

Item 3.03.                                        Material Modification to Rights of Security Holders.

See Item 1.01.  Pursuant to the Merger Agreement, the Company’s ability to pay dividends prior to the closing of the Merger is restricted.

Item 7.01.                                        Regulation FD Disclosure.

The Company issued a press release announcing the Merger Agreement. A copy of that press release is furnished as Exhibit 99.1 to this report.

Important Additional Information:

A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the Merger between the Company and Merger Sub.  The Company expects to file with the SEC a proxy statement and other relevant documents in connection with the Merger. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT, MERGER SUB AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.pressganey.com or by sending a written request to the Company at 401 Edgewater Place, Suite 500, Wakefield, Massachusetts 01880, Attention: General Counsel and Corporate Secretary.

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger will be set forth in the Company’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements:

This Current Report on Form 8-K and Exhibit 99.1 hereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (9) the failure by Merger Sub to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Item 9.01.             Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 9, 2016, by and among Parent, Merger Sub and the Company*

99.1	Press release of the Company, dated August 9, 2016

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESS GANEY HOLDINGS, INC.

	By:	/s/ Devin J. Anderson
Name: Devin J. Anderson
Title: General Counsel and Corporate Secretary

Dated: August 9, 2016